                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) February 28, 1996

                      OIS OPTICAL IMAGING SYSTEMS, INC.
                      ---------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                  Delaware
                      ---------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)


      0-16343                                         38-2544320
   -------------                               ------------------------
(Commission File Number)                   (IRS Employer Identification No.)


  47050 Five Mile Road, Northville, Michigan                       48167
 --------------------------------------------                     -------
   (Address of Principal Executive Offices)                     (Zip Code)


Registrant's Telephone Number, including Area Code   (313)  454-5560

ITEM 5.   OTHER INFORMATION

  Guardian Industries Corp. ("Guardian") has purchased an additional 10,000 shares of Series A Cumulative Preferred Stock, par value $0.01 (the "Preferred Stock"), for an aggregate purchase price of $10,000,000. Guardian's investment in the Preferred Stock will increase the equity of OIS by $10,000,000.

  The Board of Directors of OIS previously authorized the issuance of 25,000 shares of the Preferred Stock. On November 9, 1995, the Board of Directors authorized the issuance of an additional 25,000 shares of the Preferred Stock. The resolution setting forth the terms and conditions of the Preferred Stock is attached to the Form 8-K filed by OIS on March 10, 1995, as Exhibit 4.

                                   SIGNATURES

  Pursuant to requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereto duly authorized.

                                     OIS OPTICAL IMAGING SYSTEMS, INC.


                                     By:   /s/ Rex Tapp
                                        ------------------------------------
                                           Rex Tapp
                                           President and Chief Executive Officer